Exhibit 32

CERTIFICATIONS

Certification of CEO Pursuant to 18 U.S.C. Section 1350

The undersigned,Steven Charles Manthey, in his capacity as Chief Executive Officer, of Manthey Redmond Corporation (the “Registrant”) do each hereby certify with respect to the Amendment No. 1 to the Annual Report on Form 10-K of the Registrant for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date thereof (the “Report”), that, to the best of his knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of, and for, the periods presented in this Report.

/s/ Steven Charles Manthey

President, Chief Executive Officer and Director, November 16, 2012

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”), this certification accompanies the Report and shall not, except to the extent required by the Act, be deemed filed by Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Manthey Redmond Corporation,  and will be retained by Manthey Redmond Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.